THE SAMIA COMPANIES

                                COMMERCIAL LEASE

                           PARKER STREET REALTY TRUST

                                       to

                              FOILMARK INCORPORATED

                               Dated: JULY 1, 1997

                                 CONTENTS/INDEX



SECTION                                                                    PAGE

                         Summary of Basic Terms                             3
  1                      Parties                                            4
  2                      Premises                                           4
  3                      Term                                               4
  4                      Rent
                              1 Base Rent                                   4
                              2 Taxes & Operating Expenses                  6
  5                      Security Deposit                                   11
  6                      Utilities                                          11
  7                      Use of Leased Premises                             12
  8                      Compliance with laws                               13
  9                      Fire Insurance                                     13
 10                      Maintenance of Premises                            13
 11                      Alterations Additions                              14
 12                      Assignment Subleasing                              14
 13                      Subordination & Financial Statements               14
 14                      Lessor's Access                                    14
 15                      Indemnification and Liability                      15
 16                      Lessee's Liability Insurance                       15
 17                      Fire Casualty Eminent Domain                       16
 18                      Default and Bankruptcy                             17
 19                      Notice                                             18
 20                      SURRENDER
                              1. Surrender Possession                       18
                              2. Failure to Surrender Possession            19
 21                      Parol, Evidence, Execution, Headings               21
 22                      Additional Provisions                              20

                         Signatures                                         21

                         Clerk's Certificate                                22

                         Exhibits

                             SUMMARY OF BASIC TERMS

                                      LEASE

                           PARKER STREET REALTY TRUST

                                       to

                              FOILMARK INCORPORATED

                               DATED: JULY 1, 1997

The following is a summary of certain basic terms of this lease which is intended for the convenience and reference of the parties:

1.   PREMISES :     Approximately  Five Thousand  (5000) square feet of space at the first (1st) floor together with the right to use in common with others entitled thereto the stairways, doorways, hallways and elevators necessary for access as well as egress.

2.   TERM :         Commencing  on July 1, 1997 for a period of Thirty  Six (36)
                    months.


3.   RENT :         YEAR I :$23,750.00

                    YEAR II :$23,750.00 plus CPI.

                    YEAR III:$23,750.00 plus accumulated CPI.

4.   USE :          Storage and light assembly of products related to Foilmark's business.

5.   SECURITY
     DEPOSIT :      $2600.00

6.   LAST
     MONTH's
     RENT :         $2600.00

                                COMMERCIAL LEASE

1.   PARTIES

Leonard J. Samia, Trustee of Parker Streete Realty Trust under declaration of trust dated December 12, 1986 and duly recorded with Essex South County Registry on December 12, 1986 as Instrument # 594 LESSOR, which expression shall include his heirs, successors and assigns where the context so admits, does hereby lease unto Foilmark Incorporated LESSEE, presently with a usual place of business at 5 Malcolm Hoyt Drive, Newburyport, Massachusetts its heirs, successors, executors, assigns, and administrators, where the context so admits.


2.   PREMISES

The said LESSEE hereby leases the following described premises, known as, Unit #1 numbered and situated at the Ground (lst) floor of 50 Parker Street, Newburyporte, Massachusetts and consisting of approximately Five Thousand (5000+/-) square feet of unheated space together with the right to use in common with others entitled thereto, the hallways, stairways, and elevators, necessary for access to and egress from said premises and the lavatories nearest thereto.


3. TEAM

The term of this lease shall be for Thirty Six (36) months commencing on July 1, 1997 and ending on June 30, 2000.


4. RENT
     (1) Base Rent

The LESSEE shall pay as base rent to the LESSOR for the first (1st) year of the term Twenty Three Thousand Seven Hundred and Fifty ($23,750.00) Dollars, payable in advance in monthly installments of One Thousand Nine Hundred and Seventy Nine & 17/100 ($1,979.17 ) Dollars on the first (1st) day of each month.

The LESSEE shall pay as base rent to the LESSOR for the second (2nd) year of the term Twenty Three Thousand Seven Hundred and Fifty ($23,750.00) Dollars, plus cpi, payable in advance in monthly installments of One Thousand Nine Hundred and Seventy Nine &

17/100($1979.17) Dollars, plus cpi, on the first (1st) day of each month.

The LESSEE shall pay as base rent to the LESSOR for the third (3rd) Year of the term Twenty Three Thousand Seven Hundred and Fifty ($23,750.00) Dollars, plus accumulated cpi, payable in advance in monthly installments of One Thousand Nine Hundred and Seventy Nine & 17/100($1,979.17) Dollars, plus accumulated cpi, on the first (am) day of each month.

In the 2nd (second), and 3rd (third), years of the term the annual base rent, as above stated, will escalate, in addition, by an amount equal to the increase, if any, in the Consumer Price Index predicated for the Boston Area as promulgated by the Bureau of Labor Statistics of the United States Department of Labor (CPI-U). In the event the above mentioned index is discontinued and there is no replacement index placed in its stead, then the LESSOR shall choose a successor index which would Yield substantially the same results. The following instructions will be used in determining the Consumer Price Index (CPI) rental increase figures for the 2nd (second), and 3rd (third) Years of the term.

For the 2nd (second) Year of the team, more specifically, 7/1/98 to 6/30/99 the base year will be May 1997. Subtract the (CPI) figure for May 1997 (Base Year) from the CPI figure for May 1998. Then put the difference of this computation over the CPI figure for May 1997 (Base Year). Multiply this result by the 1st (first) year, annual base rent, more specifically $23,750.00 (Twenty Three Thousand Seven Hundred and Fifty Dollars ), to arrive at the CPI increase figure for the 2nd (second) year. Finally, add the figure to the annual base rent for the 1st (first) year, more specifically $23,750.00 (Twenty Three Thousand Seven Hundred and Fifty Dollars), to arrive at the adjusted annual base rental charge for the 2nd (second) year of the term.

Pay this adjusted annual base rent in the 2nd (second) year.

For the 3rd (third) year of the term, more specifically, 7/1/99 to 6/30/00 the base year will be May 1997. Subtract the (CPI) figure for May 1997 (Base Year) from the CPI figure for May 1999. Then put the difference of this computation over the CPI figure for May 1997 (Base Year). Multiply this result by the 1st (first) year, annual base rent, more specifically $23,750.00 (Twenty Three Thousand Seven Hundred and Fifty Dollars), to arrive at the CPI increase figure for the 3rd (third) year. Finally, add this figure to the annual base rent for the 1st (first) year, more specifically $23,750.00 (Twenty Three Thousand Seven Hundred and Fifty Dollars) to arrive at the adjusted annual base rental charge for the 3rd (third) year of the term. Pay this adjusted annual base rent in the 3rd (third) year.

In no event shall the adjusted annual base rent for any year be less than the adjusted annual base rent for the prior year.

The LESSOR shall in addition to but not in any way in limitation or diminution of any and all other remedies both legal, equitable and mixed, be entitled to assess and collect a late charge of seven per centum (7%) of each and every and/or any installment of rent herein reserved and provided for and not received in accordance with the immediately preceding sentences of this section contained. Provided, however, that LESSEE may make one (l) rental payment late during each consectuve twelve months of the term without penalty.

(2)  Taxes & Operating Expenses

(a) The LESSEE shall pay as additional rent on its proportionate share, more specifically, (16.67%) Percent before any penalty, interest or cost may be added thereto for the non-payment thereof, all real estate taxes, assessments, water rates and water charges, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind, which are assessed upon the leased property or any part thereof, or become payable during the term of this lease, provided, however, that betterment assessments, if any, shall be paid only as billed by the Town and LESSOR agrees that such assessments may be paid over the maximum period allowed by said Town. Any and all credits or forbearance granted unto LESSOR by any government or division thereof shall exclusively be and remain the sole property of the LESSOR. LESSEE will pay to the LESSOR its proportional share of the Real Estate taxes directly to the LESSOR.

(b) It is the intention of the parties that the LESSOR shall receive the rents, additional rents, and all sums payable by the LESSOR under this lease free of all taxes, expenses, charges, damages, and deductions of any nature whatsoever, and the LESSEE covenants and agrees to pay its pro-rata share, more specifically, (16.67%) Percent, of all sums chargeable against the leased property and payable by the LESSOR, including, but not limited to, all operational expenses, which are associated with, relating to and attributable to the demised property (except as otherwise specifically provided in this lease). The LESSEE shall, however, be under no obligation to pay interest on any mortgage relating to the leased property, and franchise or income tax payable by the LESSOR, or any gift, inheritance, transfer, estate or succession tax, by reason of any present or future law which may be enacted during the term of this lease. LESSOR's operating costs include, but are not limited to, all costs of any kind paid or incurred by LESSOR in operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air-conditioning, and maintaining the areas of the building not leased or available for lease to LESSEE. The costs shall include, but are not limited to, utilities, supplies, managements fees, janitorial services, employees; wages, social security and unemployment insurance contributions, union benefits, rubbish removal, snow removal, maintenance and replacement of landscaping, and premiums for public liability and property damage and fire and extended coverage insurance. These costs shall include a reasonable reserve for repair and replacement of equipment used in the maintenance and operation of the building and all costs except those properly charged as a capital expense and depreciation of the original cost of construction.

(c) LESSEE agrees to pay all additional rent and operational expenses ("Costs") as described in subsections 4.2(a) and 4.2(b) above, respectively, as follows: in or about the first 90 days of each calendar year, all such actual costs for the previous year will be added together and then divided by twelve to yield equal monthly installments of estimated costs payable by LESSEE each month; for 12 calendar months, beginning January.**

** See Ehbibit # 1 below attached.

The summation of actual costs will also yield a credit or debit when compared to the previous year's twelve monthly installments of estimated costs paid by LESSEE (if any), which credit or debit will be applied to LESSEE's account forthwith.

(d) Review of Records

     (i) Exercise of Right by LESSEE: Provided that LESSEE is not in default under this lease and provided further that LESSEE strictly complies with the provisions of this section, LESSEE shall have the right to reasonably review supporting data for any portion of an Operational Expense Statement that LESSEE claims is incorrect. In order for LESSEE to exercise its right under this section, LESSEE shall, within 15 days after any such Operational Expense Statement is sent, deliver a written notice to LESSOR specifying the portions of the

     Operational Expense Statement that are claimed to be incorrect, and LESSEE shall simultaneously pay to LESSOR all amounts due from LESSEE to LESSOR as specified in the Operational Expense Statement. Except as expressly set forth in subsection (iii) below, in no event shall LESSEE be entitled to withhold, deduct, or offset any monetary obligation of LESSEE to LESSOR under the lease (including, without limitation, LESSEE's obligation to make all rental payments and all payments for its share of estimated and actual Operating Expenses) pending the completion of and regardless of the results of any review of records under this section. The right of LESSEE under this section may only be exercised once for any Operational Expense Statement, and if LESSEE fails to meet any of the above conditions as prerequisite to the exercise of such right, the right of LESSEE under this section for a particular Operational Expense Statement shall be deemed waived.

     (ii) Procedures for Review: LESSEE acknowledges that LESSOR maintains its records for the property at its offices, 60 Leo M. Birmingham Parkway, Brighton, Massachusetts and LESSEE therefore agrees that any review of records under this section shall occur at such location. Any review to be conducted under this section shall be at the sole expense of LESSEE and shall be conducted by an independent firm of certified public accountants. LESSEE acknowledges and agrees that any records reviewed under this section constitute confidential information of LESSOR; which shall not be disclosed to anyone other than the accountants performing the review and the principals of LESSEE who receive the results of the review. The disclosure of such information to any other person by the

     LESSEE is expressly forbidden and shall constitute a material breach of this lease and LESSOR will seek whatever remedies are available to it in law and equity upon any such disclosure.

     (iii) Finding of Error: Any errors disclosed by the review of records under this section shall be promptly corrected, provided that LESSOR shall have the right to cause another review of the records to be made by an independent firm of certified public accountants. In the event of a disagreement between the two accounting firms, the review that disclosed the least amount of deviation from the Operational Expense Statement shall be deemed to be correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by LESSOR) reveal that LESSEE has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against LESSEE's subsequent installment obligations to pay its share of estimated Operating Expenses. In the event that such results show that LESSEE has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by LESSEE to LESSOR with the next succeeding installment obligation of estimated Operating Expenses.

     (iv) Effect of LESSEE's Default: In the event that LESSEE becomes in default of its obligations under this lease at any time (exclusive of whatever the applicable cure period may be) during the Tendency of a review of records under this section, said right to review shall immediately cease and the matters originally set forth in the Operational Expense Statement shall be deemed to be correct.

(e) LESSEE further warrants, covenants and agrees to indemnify the LESSOR on account of any increases in the latter's yearly comprehensive insurance premiums occasioned by this lease and/or the LESSEE's occupancy of the demised premises.

(f) LESSEE warrants, covenants, stipulates and incontrovertibly agrees to pay promptly, but no later than fifteen (15) days after receipt in writing from LESSOR, all expenses duly associated with the demised property and precisely incurred and/or accrued during LESSEE's term as stated herein. Furthermore, LESSEE unconditionally agrees that written notice by LESSOR for each and every expense is deemed reasonable when LESSOR's notification of said expense(s) is directed to LESSEE in writing by mail or otherwise during the term as stated herein, and for a twelve (12) month period thereafter. LESSOR's obligation to LESSEE regarding notification of said expenses is explicitly limited to notification in writing and LESSOR does not warrant, covenant, stipulate or agree that said written notification will occur chronologically with the occupance of said expenses. Furthermore, if within fifteen (15) days of written notification, LESSEE fails to defray any duly associated expense as heretofore stated, then LESSOR will assess and LESSEE agrees to pay a late fee equal to fifteen (15%) of said billed expense.

5. SECURITY
   DEPOSIT

Upon the execution of this lease the LESSEE shall pay unto the LESSOR the amount of Twenty Six Hundred ($2,600.00) Dollars which shall be held as security for the LESSEE's full performance as herein provided and refunded to the LESSEE, at the end of this lease subject to the LESSEE's satisfactory compliance with the terms and conditions hereof. Upon the execution of this lease the LESSEE shall pay unto the LESSOR the further sum of Twenty Six Hundred ($2,600.00) Dollars, as last month's rent.

6. UTILITIES

The LESSOR shall provide no additional utilities to the demised space, furthermore, LESSEE is responsible for the payment of, all utility usage which is separately metered and associated with the demised space including but not limited to gas, electricity and water, and its pro-rata share of all utilities that are not separately metered which service the LESSEE's demised space. LESSOR reserves the right, during the term of said lease, to meter, separately meter, and/or sub-meter any and all utilities. LESSEE is to be responsible for all utility expense associated with the demised space and shall, before taking possession of said space, have all separately metered utilities associated with the demised space put into its name for billing.

In the event that the Lessee's utility usage shall be excessive, the Lessor, at its sole option, shall assess the Lessee an additional fee equal to the amount of excess utility usage as billed to the Lessor. Excessive usage shall be defined as follows: (1) Water usage above and beyond normal bathroom and, if applicable, kitchen usage, based on the number of employees of Lessee shall be excessive. (2) Gas, Oil, or Electric usage above and beyond that which is consumed by a similar business occupying approximately the same size premises as measured in square feet or a proportional amount of a larger space occupied by a similar business in the same or similar geographic area (i.e. subject to the same weather patterns) shall be excessive.

7. USE OF LEASED
   PREMISES

The LESSEE shall use the leased premises only for the purpose of storage and light assembly of products related to Foilmark"s business and in conformity with the laws of the United States of America, the Commonwealth of Massachusetts, the County of Plymouth and the City of Norwood. The LESSOR makes no representations or warranties, express or implied or of any nature whatsoever, as regards the suitability, adaptability or propriety or legality of using the herewith demised premises for the purposes herein expressed and the LESSEE agrees and covenants that all matters and controversies relating to such suitability, adaptability, propriety or legality shall, at LESSOR's option, be the sole responsibility of LESSEE.

8. COMPLIANCE
    WITH LAWS

The LESSEE acknowledges that no trade or occupation shall be conducted upon the leased premises or use made thereof which will be unlawful, improper, noisy, offensive or contrary to any law or any municipal by-law or ordinance in force in the City of Newburyport.

Compliance with the barrier removal requirements of the Americans with Disabilities Act (ADA) Title III within or directly effecting the leased premises shall be the responsibility of the LESSEE. The LESSEE shall indemnify the LESSOR against all losses caused by LESSEE'S failure to comply with its obligations under this lease to be responsible for such compliance.

9. FIRE INSURANCE

The LESSEE shall not permit any use of the leased premises which will make voidable or increase the premium on or cost of any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or to any regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers. The LESSEE shall upon demand reimburse the LESSOR and all other tenants all extra insurance premiums caused by the LESSEE's use of the premises.

10. MAINTENANCE
    OF PREMISES

The LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put into during the term of this lease, reasonable wear and tear and damage by fire and other unavoidable casualty only excepted, and whenever necessary, to replace plate and other glass therein, acknowledging that the leased premises are presently in good order and the glass whole. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced nor shall it suffer any waste. LESSEE shall obtain the written consent of the LESSOR before erecting any sign on the premises. LESSOR shall be responsible for maintaining the building's structure including the roof, exterior walls and flooring structure and the building's mechanical and electrical systems which serve more than one unit. LESSEE shall be responsible for the maintenance, repair and replacement of all electrical, plumbing, heating, air-conditioning, ventilation and other mechanical installations located entirely on or serving only the demised premises.

11.  ALTERATIONS/
     ADDITIONS

The LESSEE shall not make alterations or additions to the leased premises without the prior written consent which said consent shall not be unreasonably withheld or delayed.

12.  ASSIGNMENT
     SUBLEASING

The LESSEE shall not assign or sublet the whole or any part of the leased premises.

13. SUBORDINATION
    & FINANCIAL
    STATEMENTS

This lease shall be subject to any and all mortgages, deeds of trust and all other instruments in the nature of a mortgage, now or at any time hereafter constituting a lien or liens on the property of which the demised premises are a part and the LESSEE shall, when requested, promptly execute and deliver such instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other instruments in the nature of a mortgage; and shall deliver to LESSOR or LESSOR'S bank upon request a copy of LESSEE's most recent financial statement if the leased Premises constitutes an amount greater than or equal to twenty-five (25%) per cent of the total square footage of the property of which the Premises is a part.

14. LESSOR'S ACCESS

The LESSOR or agents of the LESSOR may, in emergency situations and/or at reasonable times, enter the leased premises, to view premises, and may remove placards and signs not approved and affixed as herein provided, and to make repairs and alterations as LESSOR may elect, and to show the premises to others at any time within ninety (90) days before the expiration of the term or the tenancy and may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or the property of which the said leased premises are a part and to keep the same affixed without hinderance or molestation.

15. INDEMNIFICATION
    AND LIABILITY

The LESSEE shall hold and save the LESSOR harmless from all loss and damage occasioned by the use or escape of water by the bursting or breaking or leaking of pipes, as well as from any claim or damage resulting from any neglect in not removing snow and ice from the sidewalk bordering upon the premises so leased or by any nuisance made or suffered upon the demised premises or property of which said leased premises are a part unless such loss is caused by the neglect of LESSOR. The removal of snow and ice from the sidewalks bordering upon said demised premises shall be LESSEE's responsibility.

16. LESSEE's
    LIABILITY
    INSURANCE

The LESSEE shall maintain with respect of the leased premises and the property of which the leased premises are a part, comprehensive public liability insurance in the amount of One Million ($1,000,000.00) Dollars together with property damage insurance including breakage of glass in the amount of Five Hundred Thousand ($500,000.00) Dollars in responsible companies qualified to do business within the Commonwealth of Massachusetts and in good standing therein insuring the LESSOR as well as the LESSEE against injury to persons and property as provided. The LESSEE shall deposit with the LESSOR certificates of such insurance at or prior to the commencement of the term hereof and thereafter within thirty (30) days prior to the expiration of any such policy or policies. Any such insurance shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein. The LESSOR shall purchase rent loss insurance on the property for which the LESSEE shall pay its pro rata share.

17. FIRE CASUALTY
    EMINENT DOMAIN

Should a substantial portion of the leased premises or of the property of which the leased premises are a part be substantially damaged by fire, or other casualty or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

(a) The LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises, or

(b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within one hundred twenty (120) days of said fire, casualty or taking.

The LESSOR reserves and the LESSEE grants to the LESSOR all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's property, equipment or fixtures.

LESSOR and LESSEE hereby release each other from any liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies contain a clause or endorsement to the effect that any such release shall not adversely effect said policies or prejudice the right of the releaser to recover thereunder. LESSOR and LESSEE each agree that it will request its insurance carriers to include in its policies such a clause or endorsement.

18. DEFAULT AND
    BANKRUPTCY

In the event that:

(a) The LESSEE shall default in the payment of any installment of rent or other sum specified herein and/or

(b) The LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, agreements or obligations hereunder and such default shall be not corrected within thirty (30) days after written notice thereof and/or

(c) The LESSEE shall be declared to be bankrupt or insolvent according to law, or if any assignment shall be made of the LESSEE's property for the benefit of creditors.

In such event, while such default occurs, the LESSOR shall have the right thereafter to reenter and take complete possession of the leased premises, to declare the terms of this tenancy ended and to remove the LESSEE's effects without prejudice to any remedies which might otherwise be used for arrears of rent or other default. Any such action by the LESSOR shall not constitute an acceptance of the LESSEE's surrender of the PREMISES and shall not operate to release the LESSEE from its obligations for unpaid rent for the remainder of the term of this lease and additional rent, if any, as set forth hereunder. This paragraph 18 is intended to contain and be constituted by Lease Termination Provisions as contemplated by Massachusetts General Laws Chapter 186 Section llA clause (i). The LESSEE shall be given written notice of its payment obligations by monthly (and other) statements from the LESSOR by postage prepaid mail, rather than pursuant to the Notice provisions in Paragraph 19 below; after such statement Notice the LESSEE shall have the right to a fifteen (15) day cure period which may only be exercised once during its entire tenancy. If the LESSEE is in default for nonpayment after exercising its single cure period then the LESSOR may terminate the tenancy immediately at its sole discretion.

The LESSEE shall indemnify the LESSOR against all loss of rent and other costs which the LESSOR may incur by reason of such actions during the residue of the term, including but not limited to: brokers' commissions or fees; and/or reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding; and/or clean-up costs. Any such amount paid or obligations incurred, together with interest, at the rate of six percent (6%) per annum shall be paid to the LESSOR by the LESSEE as additional rent.

19. NOTICE

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served if left at the leased premises addressed to the LESSEE or if mailed by registered or certified mail, return receipt requested, addressed to the LESSEE and postage pre-paid. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served if mailed to the LESSOR by registered or certified mail, return receipt requested, postage pre-paid and addressed to the LESSOR at such an address as the LESSOR may from time to time and to any time advise in writing. All rent and notices shall be paid and delivered to the LESSOR at 60 Leo M. Birmingham Parkway, Brighton, Massachusetts 02135.

20. SURRENDER

(l) Surrender Possession

The LESSEE shall at the termination or other expiration of this tenancy remove all of the LESSEE's goods and effects from the leased premises including and without limiting the generality of the foregoing all signs and lettering affixed or painted by the LESSEE either inside or outside of the leased premises. The LESSEE shall deliver to the LESSOR the leased premises and all keys and locks thereto in the condition they were at the commencement of the term hereof, and other fixtures connected therewith and all alterations made to or upon the leased premises, reasonable wear and tear and damage by fire and other unavoidable casualty only excepted. In the event of the LESSEE's failure to remove any of the LESSEE's property from the premises, LESSOR is hereby authorized, without liability to the LESSOR for loss or damage and at the sole risk of the LESSEE, to remove and store any of the said property at the LESSEE's expense or to retain the same under the LESSOR's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of and from said sale to the payment of any sum due hereunder, or to destroy said property.

(2)Failure to
   Surrender
   Possession

(a) The parties recognize and agree that the damage to LESSOR resulting from any failure by LESSEE to timely surrender possession of the premises will be substantial, will exceed the amount of the monthly installments of the rent payable hereunder, and will be impossible to measure accurately.

(b) LESSEE therefore agrees that if possession of the premises is not surrendered to LESSOR upon the Expiration Date or sooner termination of the lease, in addition to any other rights or remedies LESSOR may have hereunder or at law, LESSEE shall pay to LESSOR as liquidated damages, for each month and for each portion of any month during which LESSEE holds over in the Premises after the Expiration Date or sooner termination of this lease, a sum equal to 1 1/2 times the aggregate of that portion of the Base Annual Rent and Additional Rent that was payable under this lease during the last month of the term.

(c) Nothing herein contained shall be deemed to permit LESSEE to retain possession of the premises after the Expiration Date or sooner termination of the lease.

(d) The provisions of this Section shall survive the Expiration Date or sooner termination of this lease.

21. PAROL EVIDENCE
    EXECUTION,
    HEADINGS

This lease together with all addenda referred to herein sets forth the entire understanding and agreement of the parties hereto and cannot be modified or amended except in a writing duly executed by the respective parties. This lease is executed as a sealed instrument and in multiple counterparts and all copies of which are identical and any one of which is deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of any other copy. The headings throughout this lease are used for the convenience of reference only and in no way shall be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision or provisions of this lease.

22. ADDITIONAL
    PROVISIONS

(a) The LESSEE herein covenants and agrees to pay LESSOR the sum of Twenty Five ($25.00) Dollars for each and every negotiable instrument tendered as payment for rent, in part or full, when said negotiable instrument is returned to LESSOR and contemporaneously with said return effects a debit on the LESSOR's banking records.

(b) LESSEE agrees to provide, solely at its expense, a dumpster or other waste removal method of a size and type adequate to handle all its waste disposal needs and to upgrade said disposal system, solely at its expense, as its needs may, from time to time dictate.

(c) The Lessor shall remove all berm located on or around the raised cement floor area in the center of the space and install ramps on both ends of this raised area.

IN WITNESS WHEREOF the LESSOR and the LESSEE have hereunto set their hand and common seal on this _________________ day of ___________________________________
1997.



                                        /s/ Kenneth J. Russo
                                        -------------------------------------
                                        LESSOR - KENNETH J. RUSSO, Agent for
                                        Pembroke Realty Trust and not
                                        Individually




                                        LESSEE: Foilmark Incorporated

                                        By: Joe Olsen , President


                                        /s/ Frank J. Olsen, Jr.
                                        -------------------------------------
                                        Joe Olsen, President

                               CLERK'S CERTIFICATE

The undersigned hereby certifies that                                          ,

is the CLERK of Foilmark Incorporated and that the execution and delivery of the foregoing by Joe Olsen,  President of the  Corporation,  for, in the name and on behalf of said  Corporation,  has been duly authorized by a proper resolution of the Board of Directors of said Corporation or by a by-law provision,  which said resolution  or by-law  provision  is currently in full force and effect and that the above  signature of Joe Olsen as President of the Corporation is genuine and that such officer is authorized to execute and deliver the foregoing.


                                        ATTEST:   /s/ Carol Robie
                                                  -----------------------------
                                                  CLERK

                                        DATED:


foillse.txt

                                   EXHIBIT #1

SO Parker Street
Actual 1996 Triple Net Costs

Insurance                                                           7,110
Management Fee                                                      8,178
Real Estate Taxes                                                   9,999
Utilities                                                           2,275
Snow Plowing                                                        4,333
Lawn Care                                                           1,648
Maintenance & Repairs                                               1,569
                                                                  -------
Total 96 NNN Costs                                                 35,112

Rentable Bldg Sq Ft.                                               30,000
                                                                  -------
96 Actual NNN Rate                                                   1.17

Rate Charged During 96                                               1.12
                                                                  -------
Added Charge/--Credit for 1996                                       0.05
                                                                  =======
NNN RATE FOR 1997                                                    1.12
                                                                  =======